UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2011

Oasis Petroleum Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1001 Fannin St, Ste 1500, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-404-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

Oasis Petroleum Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2011 for the purpose of disclosing under Item 5.07 of Form 8-K its decision following its annual meeting of shareholders, as to the frequency with which it will include a stockholder vote on the compensation of executives in its annual meeting proxy materials until the next required vote on the frequency of stockholder votes on the compensation of executives. This Amendment No. 1 does not otherwise amend or modify the May 11, 2011 Form 8-K in any way.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Stockholders held on May 5, 2011, the Company’s stockholders voted on, among other things, an advisory proposal concerning the frequency of future advisory votes on executive compensation. As reported in the Company’s Current Report on Form 8-K dated May 11, 2011, at the meeting, consistent with the Company’s Board of Directors’ recommendation, stockholders cast the highest number of votes for a biennial (every two years) frequency instead of an annual frequency or a triennial (every three years) frequency. In light of this vote and other factors, the Company’s Board of Directors has determined that the Company will hold a biennial advisory vote on executive compensation. Accordingly, the Company will include an advisory vote on executive compensation every two years, in its future proxy materials until the next stockholder vote on the frequency of such votes. The Company will re-evaluate the determination in connection with its next stockholder advisory vote regarding the frequency of future advisory votes on executive compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oasis Petroleum Inc.

August 3, 2011	By:	Thomas B. Nusz

Name: Thomas B. Nusz
Title: Chairman, President and Chief Executive Officer